                                                                EXHIBIT 23.3


                         CONSENT OF MR. ROBERT J. DOTY


     Pursuant to Section 230.438 of Regulation C promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to his being named in the Prospectus which forms a part of the Registration Statement on Form S-1 relating to the initial public offering (the "Offering") of UnionBancorp, Inc. (the "Company") as a person who is to become a director of the Company following the Company's consummation of the acquisition of Prairie Bancorp, Inc. and the completion of the Offering.



                                     \s\ Robert J. Doty
                                     ----------------------------------
                                     Robert J. Doty


August 7, 1996
Manlius, Illinois